As filed with the Securities and Exchange Commission on February 23, 2017 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

A10 NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		20-1446869
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
3 West Plumeria Drive San Jose, CA 95134
(Address of principal executive offices, including zip code)

Amended and Restated 2014 Equity Incentive Plan
(Full title of the plan)

Lee Chen President and Chief Executive Officer A10 Networks, Inc. 3 West Plumeria Drive San Jose, CA 95134 (408) 325-8668
(Name, address and telephone number, including area code, of agent for service)

Herbert P. Fockler Mark B. Baudler Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Copies to:	Robert Cochran Executive Vice President, Legal and Corporate Collaboration A10 Networks, Inc. 3 West Plumeria Drive San Jose, CA 95134 (408) 325-8668

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)		Accelerated filer ☒ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the Amended and Restated 2014 Equity Incentive Plan	3,394,376 (2)	$ 9.55 (3)	$ 32,416,290.80	$ 3,757.05
TOTAL	3,394,376		$ 32,416,290.80	$ 3,757.05

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2) Reflects an automatic annual increase of 3,394,376 on January 1, 2017 to the number of shares of Registrant’s Common Stock reserved for issuance under the 2014 Plan, which annual increase is provided for in the 2014 Plan.

(3) Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $9.55 per share, which represents the average of the high and low price per share of the Registrant’s common stock on February 17, 2017 as reported on the New York Stock Exchange.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of A10 Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”). The number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015 by an amount equal to the least of (i) 8,000,000 Shares, (ii) five percent (5%) of the outstanding Shares (as defined in the 2014 Plan) on the last day of the immediately preceding fiscal year of the Registrant or (iii) such number of Shares determined by the board of directors of the Registrant.
On January 1, 2017, the number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan increased by 3,394,376 shares. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2014 Plan. Accordingly, the content of the Registrant’s Registration Statement on Form S-8 (No. 333-194719) filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2014, as amended by the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Commission on June 23, 2014, is incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)The Registrant’s Annual Report on Form 10-K filed with the Commission on February 23, 2017 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36331) filed with the Commission on March 21, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of the Registrant		S-1/A	333-194015	4.1	3/10/2014
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)	X
24.1	Power of Attorney (contained on signature page hereto)	X
99.1	Amended and Restated 2014 Equity Incentive Plan and forms of agreement thereunder		10-K	001-36343	10.4	2/29/2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 23, 2017.
A10 NETWORKS, INC.
By: /s/ Lee Chen
Lee Chen
Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee Chen and Greg Straughn, and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S‑8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lee Chen	Chief Executive Officer, President and Director	February 23, 2017
Lee Chen	(Principal Executive Officer)

/s/ Greg Straughn	Chief Financial Officer	February 23, 2017
Greg Straughn	(Principal Accounting and Financial Officer)

/s/ Robert Cochran	Executive Vice President, Legal and Corporate Collaboration	February 23, 2017
Robert Cochran	and Secretary and Director

/s/ Peter Y. Chung	Director	February 23, 2017
Peter Y. Chung

/s/ Alan S. Henricks	Director	February 23, 2017
Alan S. Henricks

/s/ Phillip J. Salsbury	Director	February 23, 2017
Phillip J. Salsbury

EXHIBIT INDEX

Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of the Registrant		S-1/A	333-194015	4.1	3/10/2014
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)	X
24.1	Power of Attorney (contained on signature page hereto)	X
99.1	Amended and Restated 2014 Equity Incentive Plan and forms of agreement thereunder		10-K	001-36343	10.4	2/29/2016